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                                     Ex. 21

                              SUNTRON CORPORATION
                              LIST OF SUBSIDIARIES


Overall Parent Company:                                State of Organization:
----------------------                                 ---------------------
     Suntron Corporation                                      Delaware

Subsidiaries of Suntron Corporation:
-----------------------------------
     EFTC Operating Corp.                                     Delaware
     K*TEC Operating Corp.                                    Delaware

Subsidiaries of EFTC Operating Corp.:
------------------------------------
     Suntron-Iowa, Inc.                                       Delaware
     Suntron-Kansas, Inc.                                     Delaware
     Current Electronics, Inc.                                Oregon
     RM Electronics Inc.                                      New Hampshire

Subsidiaries of K*TEC Operating Corp.:
-------------------------------------
     CathiO L.L.C                                             Delaware
     RodniC L.L.C                                             Texas

Subsidiaries of CathiO L.L.C.:
-----------------------------
     Suntron GCO, L.P.                                        Texas